UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
April 15, 2024
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DOORDASH, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-39759	46-2852392
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
303 2nd Street, South Tower, 8th Floor
San Francisco, California 94107
(Address of principal executive offices) (Zip Code)
(650) 487-3970
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value of $0.00001 per share	DASH	The Nasdaq Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Director Appointment
On April 18, 2024, DoorDash, Inc. (the “Company”) elected Jeffrey Blackburn to its Board of Directors (the “Board”), with his term to begin on May 6, 2024. Mr. Blackburn will serve as a Class II director with a term expiring at the Company’s 2025 annual meeting of stockholders. In addition, Mr. Blackburn was appointed as a member of the leadership development, inclusion and compensation committee of the Board, effective May 6, 2024.
Mr. Blackburn, age 54, held various positions at Amazon.com, Inc., a multinational technology company, for over two decades and served on its senior leadership team for over a decade, including serving as Senior Vice President of Global Media and Entertainment from May 2021 to February 2023, and Senior Vice President of Worldwide Business Development, Advertising and Entertainment from November 2012 to February 2020. From March 2021 to May 2021, Mr. Blackburn served as a general partner and a member of the management committee of Bessemer Venture Partners, a venture capital and private equity firm. From 1995 to 1998, Mr. Blackburn worked as an investment banker at Morgan Stanley and Deutsche Bank. Mr. Blackburn holds an A.B. in Economics from Dartmouth College and an M.B.A. from Stanford Graduate School of Business.
Mr. Blackburn will be entitled to receive cash and equity compensation under the Company’s outside director compensation and equity ownership policy and, in accordance with the Company’s customary practice, the Company has entered into its standard form of indemnification agreement with Mr. Blackburn.
Mr. Blackburn has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
There are no family relationships, as defined in Item 401 of Regulation S-K promulgated under the Exchange Act, between Mr. Blackburn and any of the Company’s executive officers or directors or persons nominated or chosen to become a director or executive officer. There are also no arrangements or understandings between Mr. Blackburn and any other persons pursuant to which Mr. Blackburn was selected as a director.
A copy of the press release announcing the appointment of Mr. Blackburn is attached hereto as Exhibit 99.1. The information in Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
Director Departure
On April 15, 2024, Greg Peters informed the Company that he will not stand for re-election as a member of the Board at the Company’s 2024 annual meeting of stockholders (the “2024 Annual Meeting”). Mr. Peters will continue to serve on the Board and as a member of the nominating and corporate governance committee of the Board until the expiration of his current term at the end of the 2024 Annual Meeting. Mr. Peters’ decision to not stand for re-election does not arise from any disagreement with management on any matter relating to the Company’s operations, policies, or practices. The Company greatly appreciates Mr. Peters’ dedicated service as a director and wishes him the best in his future endeavors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by DoorDash, Inc. on April 19, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOORDASH INC.

Date: April 19, 2024	/s/ Tony Xu
Tony Xu
Chief Executive Officer